Exhibit (e)(27)

AMENDMENT AND WAIVER NO. 1

Dated as of May 20, 2008

THIS AMENDMENT AND WAIVER NO. 1 (this “Agreement”) is entered into by and among ESMARK STEEL SERVICE GROUP, INC., a Delaware corporation (the “Borrower”), and ESSAR STEEL HOLDINGS LIMITED, as a Lender and as Administrative Agent.

PRELIMINARY STATEMENTS:

(1) Reference is made to the Term Loan Agreement dated as of May 2, 2008 (the “Loan Agreement”) among Esmark Incorporated, a Delaware corporation, the Borrower, the other Loan Parties party thereto, the various financial institutions as are or may from time to time become parties thereto as lenders (collectively, the “Lenders”), and the Administrative Agent. Capitalized terms used herein but not otherwise defined herein have the meanings assigned to such terms in the Loan Agreement.

(2) The Borrower has notified the Administrative Agent that the report of its independent auditors in connection with the delivery of Esmark’s audited financial statements will be qualified by a “going concern” qualification and thus will not comply with Section 5.01(a) of the Loan Agreement, and that certain other aspects of the financial statements and documentation to be delivered under Article V of the Loan Agreement with respect to the fiscal year ending December 31, 2007 will not comply with Article V of the Loan Agreement.

(3) The Administrative Agent and the Lenders are willing to waive the potential Event of Default arising therefrom and to modify the Loan Agreement as set forth below.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.    Limited Amendments and Waivers. Subject to the prior satisfaction of the conditions precedent set forth in Section 2 below, the Administrative Agent and the Lenders hereby:

(a) Extend the delivery date for the financial statements and the related report of the Borrower’s independent public accountant for the fiscal year ending December 31, 2007 and the unaudited consolidated results of operations and cash flows for the period from January 1, 2007 through November 27, 2007 required to be delivered pursuant to Section 5.01(a) to the Loan Agreement to July 15, 2008.

(b) Waive the requirement under Section 5.01(a) of the Loan Agreement that the report of Esmark’s independent auditors in connection with the delivery of its audited financial statements with respect to the fiscal year ending December 31, 2007 not be qualified by a “going concern” qualification.

(c) Extend the delivery date for the quarterly financial statements for the fiscal quarter ending March 31, 2008 required to be delivered pursuant to Section 5.01(b) of the Loan Agreement to July 15, 2008.

(d) Amend Section 5.01(c) of the Loan Agreement by replacing each occurrence of the word “Esmark” with the words “the Borrower”.

(e) Amend Section 5.01(d) of the Loan Agreement by adding the words “or the Borrower, as applicable,” after the word “Esmark”.

(f) Extend the delivery date for the subordination and non-disturbance Agreement by and among (i) Miami Valley Realty LLC, Miami Valley Steel Service, Inc., (ii) U.S. Metals Realty LLC, U.S. Metals & Supply LLC, (iii) Isco Realty LLC, Independent Steel Company LLC, (iv) Century Steel Realty LLC, Century Steel Company LLC, (v) Sun Steel Realty LLC, Sun Steel Company LLC, (vi) Great Western Realty LLC, Great Western Steel Company LLC and (vii) Essar Steel Holdings Limited required to be delivered pursuant to Section 5.14(d)(x)(A) of the Loan Agreement to May 23, 2008.

(g) Extend the delivery date for the title insurance policies required to be delivered pursuant to Section 5.14(d)(ii) of the Loan Agreement to May 23, 2008.

SECTION 2.    Conditions Precedent. Section 1 of this Agreement shall become effective as of the date hereof when, and only when, the Administrative Agent shall have received the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(a) written consents of General Electric Capital Corporation with respect to certain matters under (i) the ESSG Revolving Credit Agreement and (ii) the WPC Revolving Credit Agreement;

(b) the Consent of the Loan Guarantors in the form set forth as Exhibit A;

(c) Form 10-K financial statements for Esmark and its consolidated subsidiaries dated the date hereof; and

(d) counterparts of this Agreement executed by the Borrower.

SECTION 3.    Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, upon the effectiveness of Section 1 above:

(i) all representations and warranties of the Loan Parties in the Loan Agreement and in the other Loan Documents to which it is a party are incorporated herein in full by this reference and are true and correct in all material respects as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date;

(ii) the Form 10-K financial statements delivered on the date hereof (i) are complete and correct in all material respects, (ii) have been prepared in reasonable detail and in accordance with GAAP applied (except as disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods, and (iii) present fairly, in all material respects, the financial position and results of operations and cash flows of Esmark and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes;

(iii) the Borrower has the legal power and authority to execute and deliver this Agreement;

(iv) the officers executing this Agreement on behalf of the Borrower have been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions hereof;

(v) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof do not violate or conflict with the articles of incorporation or organization, bylaws or operating agreement of the Borrower or any law applicable to the Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Borrower;

(vi) no Default or Event of Default exists under the Loan Agreement, nor will any occur immediately after the execution and delivery of this Agreement or by the performance or observance of any provision hereof; and

(vii) upon the execution and delivery of this Agreement by the Borrower, this Agreement shall constitute a valid and binding obligation of the Borrower in every respect, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

SECTION 4.    Reference to and Effect on the Loan Documents, Etc.

(a) This Agreement shall pertain only to the matters expressly referred to above and is effective only for the limited purposes set forth above, and shall not be deemed to authorize any other action or non-compliance on the Loan Parties’ part which requires the consent of the Administrative Agent or any Lender under any Loan Document.

(b) On and after the effectiveness of this Agreement, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in each of the other Loan Documents to the Loan Agreement, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified hereby.

(c) The Loan Documents, as expressly modified by this Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

SECTION 5.    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 6.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ESSAR STEEL HOLDINGS LIMITED, as Administrative Agent and as a Lender

By	/s/ Madhu Vuppuluri
Name: Madhu Vuppuluri
Title: Authorized Signatory

ESMARK STEEL SERVICE GROUP, INC., as Borrower

By	/s/ John F. Krupinski
Name: John F. Krupinski
Title: Secretary and Treasurer

Exhibit A

CONSENT

Dated as of May 20, 2008

Each of the undersigned hereby consents to Amendment and Waiver No. 1 dated as of the date hereof (the “Agreement”) and hereby confirms and agrees that notwithstanding the effectiveness of the Agreement, the Loan Agreement and each Loan Document (as defined in the Loan Agreement) made by the undersigned in favor of the Administrative Agent and the Lenders is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects in favor of Essar Steel Holdings Limited, as the Administrative Agent and sole Lender thereunder as of the date hereof, and their successors and assigns.

LOAN GUARANTORS: ESMARK INCORPORATED

By:	/s/ Michael P. DiClemente
Name:	Michael P. DiClemente
Title:	Vice President and Treasurer

SUN STEEL COMPANY LLC

By:	/s/ John F. Krupinski
Name:	John F. Krupinski
Title:	Secretary and Treasurer

ELECTRIC COATING TECHNOLOGIES LLC

By:	/s/ John F. Krupinski
Name:	John F. Krupinski
Title:	Secretary and Treasurer

GREAT WESTERN STEEL COMPANY LLC

By:	/s/ John F. Krupinski
Name:	John F. Krupinski
Title:	Secretary and Treasurer

CENTURY STEEL COMPANY LLC

By:	/s/ John F. Krupinski
Name:	John F. Krupinski
Title:	Secretary and Treasurer

ELECTRIC COATING TECHNOLOGIES BRIDGEVIEW LLC

By:	/s/ John F. Krupinski
Name:	John F. Krupinski
Title:	Secretary and Treasurer

U.S. METALS & SUPPLY LLC

By:	/s/ John F. Krupinski
Name:	John F. Krupinski
Title:	Secretary and Treasurer

MIAMI VALLEY STEEL SERVICE, INC.

By:	/s/ John F. Krupinski
Name:	John F. Krupinski
Title:	Secretary and Treasurer

NORTH AMERICAN STEEL LLC

By:	/s/ John F. Krupinski
Name:	John F. Krupinski
Title:	Secretary and Treasurer

PREMIER RESOURCE GROUP LLC

By:	/s/ John F. Krupinski
Name:	John F. Krupinski
Title:	Secretary and Treasurer

INDEPENDENT STEEL COMPANY LLC

By:	/s/ John F. Krupinski
Name:	John F. Krupinski
Title:	Secretary and Treasurer

ESMARK REALTY LLC

By:	/s/ John F. Krupinski
Name:	John F. Krupinski
Title:	Secretary and Treasurer

SUN STEEL REALTY LLC

By:	/s/ John F. Krupinski
Name:	John F. Krupinski
Title:	Secretary and Treasurer

CENTURY STEEL REALTY LLC

By:	/s/ John F. Krupinski
Name:	John F. Krupinski
Title:	Secretary and Treasurer

GREAT WESTERN REALTY LLC

By:	/s/ John F. Krupinski
Name:	John F. Krupinski
Title:	Secretary and Treasurer

U.S. METALS REALTY LLC

By:	/s/ John F. Krupinski
Name:	John F. Krupinski
Title:	Secretary and Treasurer

MIAMI VALLEY REALTY LLC

By:	/s/ John F. Krupinski
Name:	John F. Krupinski
Title:	Secretary and Treasurer

ISCO REALTY LLC

By:	/s/ John F. Krupinski
Name:	John F. Krupinski
Title:	Secretary and Treasurer